SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006 (January 12, 2006)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 12, 2006, Brocade Communications Systems, Inc. (the “Company”) issued a press release announcing that the filing of its Annual Report on Form 10-K for the fiscal year ended on October 29, 2005 would be delayed to allow completion of the audit and work related to Section 404 of the Sarbanes-Oxley Act of 2002. In the press release, the Company also noted that it had not identified any material weakness in its internal control over financial reporting and did not expect any adjustments to its financial results for the fourth quarter and fiscal year ended October 29, 2005, as previously announced on December 6, 2005. The Company further commented that it expected to file its Form 10-K within the 15-day extension period afforded by SEC Rule 12b-25 under the Securities Exchange Act of 1934.
A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.
The information in Item 2.02 and Item 9.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

99.1	Press release, dated January 12, 2006, by Brocade Communications Systems, Inc. announcing that the filing of its Annual Report on Form 10-K for the fiscal year ended on October 29, 2005 would be delayed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: January 13, 2006	By:	/s/ Richard Deranleau
Richard Deranleau
Interim Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
99.1	Press release, dated January 12, 2006, by Brocade Communications Systems, Inc. announcing that the filing of its Annual Report on Form 10-K for the fiscal year ended on October 29, 2005 would be delayed.